UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2008

Cardinal Health, Inc.

(Exact name of registrant as specified in its charter)

Ohio	1-11373	31-0958666
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7000 Cardinal Place, Dublin, Ohio 43017

(Address of principal executive offices) (Zip Code)

(614) 757-5000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition

On August 7, 2008, Cardinal Health, Inc. (the “Company”) issued a news release announcing its results for the quarter and fiscal year ended June 30, 2008. A copy of the news release is included as Exhibit 99.1 to this report.

A discussion of the reasons why management believes that the presentation of non-GAAP financial measures provides useful information to investors regarding the Company’s financial condition and results of operations is included as Exhibit 99.2 to this report.

Item 7.01	Regulation FD Disclosure

The Company’s August 7, 2008 news release announced that the Company is exploring a potential separation of its primary operating and reporting segments, and plans to announce its decision within approximately 60 to 90 days.

During a conference call scheduled to be held at 8:30 a.m. EDT on August 7, 2008, the Company’s Chairman and Chief Executive Officer, Chief Financial Officer and segment executives will discuss the Company’s results for the quarter and fiscal year ended June 30, 2008, outlook for the fiscal year ending June 30, 2009 and an update on its businesses. The slide presentation for the conference call is included as Exhibit 99.3 to this report. A transcript of the conference call will be available on the Investors page at www.cardinalhealth.com.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	News release issued by Cardinal Health, Inc. on August 7, 2008 announcing fourth quarter and full fiscal year results.

99.2	Information disclosed by Cardinal Health, Inc. on August 7, 2008.

99.3	Slide presentation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cardinal Health, Inc. (Registrant)

Date: August 7, 2008	By:	/s/ Jeffrey W. Henderson
		Name:	Jeffrey W. Henderson
		Title:	Chief Financial Officer

EXHIBIT INDEX

99.1	News release issued by Cardinal Health, Inc. on August 7, 2008 announcing fourth quarter and full fiscal year results.

99.2	Information disclosed by Cardinal Health, Inc. on August 7, 2008.

99.3	Slide presentation.